UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2004

OSI Systems, Inc.

(Exact name of registrant as specified in its charter)

California	No. 000-23125	330238801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12525 Chadron Avenue, Hawthorne, California 90250

(Address of Principal Executive Offices) (Zip Code)

(310) 978-0516

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On December 20, 2004, the Board of Directors of OSI Systems, Inc. (the “Company”) approved an amendment to the Rights Agreement, dated as of July 31, 2000, by and between the Company and U.S. Stock Transfer Corporation, as Rights Agent (the “Rights Agreement”). The terms of the amendment are set forth in the attached First Amendment to the Rights Agreement, dated as of December 21, 2004 (the “Amendment”). The Amendment reduces the maximum amount of shares that a person or group can acquire before the Rights Agreement is triggered. The Amendment provides that a distribution under the Rights Agreement will occur, with certain exceptions, only if a person or group becomes the beneficial owner of more than 10% of the Company’s common stock. In determining the 10% ownership under the Rights Agreement, shareholders who report or are permitted to report such ownership on Schedule 13G under the Securities Exchange Act of 1934, as amended, will be excluded.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1	First Amendment to Rights Agreement, dated as of December 21, 2004, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: December 23, 2004	By:	/s/ Victor Sze
Victor Sze
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Amendment to Rights Agreement, dated as of December 21, 2004, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent.